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                                    FORM 8-K
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  March 14, 2001


                    Friedman, Billings, Ramsey Group, Inc.
            (Exact name of Registrant as specified in its charter)




   Virginia                      54-1837743                   001-13731
(State or other    (I.R.S. Employer incorporation or    (Commission File Number)
jurisdiction of                organization)
Identification No.)



                            1001 Nineteenth Street
                           North Arlington, VA 22209
              (Address of principal executive offices) (Zip code)


                                (703) 312-9500
              (Registrant's telephone number including area code)



Item 9.

1. On March 14, 2001, Friedman, Billings, Ramsey Group, Inc. issued a press release announcing that the Board of Governors of the Federal Reserve System has approved the company's proposed acquisition of Rushmore Trust and Savings, FSB, and its parent company, Money Management Associates LP (MMA), of Bethesda, Md. The entire text of the press release is being furnished herewith and attached as Exhibit 99.1.


        99.1 Press Release dated March 14, 2001.



SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

By: /s/ Emanuel J. Friedman
Chairman and Co-Chief Executive Officer



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      EX-99.1 PRESS RELEASE

[FBR LOGO APPEARS HERE]


For Immediate Release
Media Contact:  Michael W. Robinson (703) 312-1830 or mrobinson@fbr.com
                                                      -----------------


        Friedman Billings Ramsey Receives Approval from Federal Reserve;
           Will Complete Acquisition of Rushmore Trust and Savings and
                         Money Management Associates LP

            Bank Acquisition is the Result of Gramm-Leach-Bliley Act;
               FBR Receives Waiver of Merchant Banking Limitations


Arlington,  Va., March 14, 2001 - Friedman,  Billings, Ramsey Group, Inc. (NYSE:
FBR) today announced that the Board of Governors of the Federal Reserve System (the "Board") has approved the company's proposed acquisition of Rushmore Trust and Savings, FSB, and its parent company, Money Management Associates LP (MMA), of Bethesda, Md. The acquisition will more than double FBR's assets under management, and expand and enhance the company's recurring revenue streams with the addition of fund administration and bank products.

Upon closing, Friedman, Billings, Ramsey Group, Inc. will become a financial holding company under the 1999 Gramm-Leach-Bliley Act. FBR is the first securities firm engaged principally in investment banking and merchant banking to have been approved by the Board under the Act. As part of the Board's order, FBR received approval to exceed the Board's regulatory thresholds on merchant banking activities.

When this acquisition closes, it will enable FBR to offer a full range of securities, banking, and asset management products and services under the provisions of the Gramm-Leach-Bliley Act. The Act allows investment banks, asset managers, commercial banks, investment advisors, and other financial service providers to combine resources to directly offer a broader range of services to clients.

"This acquisition gives FBR and MMA/Rushmore clients access to a broad spectrum of financial services, and we expect that it will enhance the company's financial performance for FBR shareholders," said Eric F. Billings, FBR's Co-Chief Executive Officer and Vice Chairman. "Once again, FBR has demonstrated in its own business the same knowledge-based creativity that we bring to bear in the advice and services we provide to our clients."

FBR was founded in 1989 with a research focus on banks and thrifts. In 1993, FBR structured the recapitalizations of Chevy Chase Savings Bank, Crossland Federal Savings Bank, Glendale Federal Bank, The Dime Savings Bank, and Riggs National Corporation. As FBR diversified into additional industry sectors - real estate, technology and energy - FBR also maintained its focus on the financial services industry in its institutional research, investment banking, and asset management businesses.

Rushmore (expected to be renamed FBR National Bank) provides custody, mutual fund accounting and shareholder servicing, retail banking, and trust services. MMA manages money market, fixed income, and index mutual funds and has approximately $920 million in assets under management.

"The complete range of financial and private banking services that FBR will now offer our high net worth private clients positions us at the forefront of financial institutions in the mid-Atlantic region," said Webb C. Hayes, IV, Managing Director and head of the Private Client Group at FBR. "FBR is now a single point of access to virtually any financial service a client needs, from secured lending to the most sophisticated asset management and investment banking services, including FBR's expertise and opportunities in initial public offerings and venture capital."

FBR will acquire MMA/Rushmore for $17.5 million in cash at closing, plus a $9.7 million, ten-year, interest-free installment note. The company expects the acquisition to be accretive to its earnings in the first full year of operations. The transaction is expected to close effective the end of the quarter, after the completion of a required 15-day regulatory waiting period, and Rushmore's expected receipt of regulatory approval from the Office of the Comptroller of the Currency for conversion to a national bank.

Friedman, Billings, Ramsey Group, Inc. (NYSE: FBR) is a holding company for investment banking, institutional brokerage, and specialized asset management products and services. FBR provides capital and financial expertise throughout a company's lifecycle and affords investors access to a range of proprietary financial products and services. Headquartered in Northern Virginia, home to an array of leading global companies, FBR has offices in Arlington and Reston, Va., Boston, Charlotte, Chicago, Dallas, Irvine, Ca., New York, Portland, Seattle, London, and Vienna. For more information, see www.fbr.com.
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         Statements concerning future performance, developments, negotiations or events, expectations or plans and objectives for future operations or for growth and market forecasts, and any other guidance on present and future periods, constitute forward-looking statements that are subject to a number of factors risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include but are not limited to competition among venture capital firms and the high degree of risk associated with venture capital investments, the effect of demand for public offerings, activity in the secondary securities markets, available technologies, competition for business and personnel, and general economic, political and market conditions.